MEDIA CONTACT:	INVESTOR RELATIONS:
Brian Sinderson	Aimee Gordon
212.920.3500 X117	212.920.3500 X106
brian.sinderson@ener1.com	agordon@ener1.com

ENER1 REPORTS FIRST-QUARTER RESULTS FOR 2011

First-Quarter Revenue of $23 Million and Gross Profit Margin of 24%

NEW YORK (May 10, 2011) – Ener1, Inc. (NASDAQ: HEV), a leading manufacturer of lithium-ion energy storage systems for transportation, utility grid and industrial applications, today announced financial results for the first fiscal quarter of 2011 ending March 31, 2011.

“We believe our first-quarter results represent another step forward in building a profitable business,” said Ener1 Chairman and CEO Charles Gassenheimer.  “We took definitive steps on the path toward achieving our goal of being EBITDA positive.  More importantly, we have laid a strong foundation within our grid energy storage business, and we anticipate rapid revenue growth in the second half of 2011.  We are also seeing positive revenue growth from our industrial small pack business, and we have repositioned our transportation business to attack the medium- and heavy-duty markets.  In addition, we expect our joint venture with Wanxiang to come on-line in the second half of 2011 adding to our growth trajectory this year.”

Total consolidated revenue for the quarter was $23.1 million, an increase of 110% over the first quarter of 2010.  Consolidated gross profit margin improved to 24%, compared to 10% in the year-ago quarter.  Due primarily to an impairment charge, the company reported a net loss of $84.7 million, or diluted net loss per share of $0.51 for the quarter.  The impairment charge represents a $69.4 million increase in net loss, which represents a one-time $59.4 million impairment recorded during the first quarter to write down the company’s investment in Think Holdings and a $13.9 million loss on financial instruments, which is primarily attributable to the impaired value of the investment.  The impairment charge and loss on financial instruments totaled $73.3 million, or $0.44 per diluted share, for the three months ending March 31, 2011.  This compares to a net loss of $15.3 million, or diluted net loss per share of $0.13, during the same period last year.

First quarter highlights include:
•	Final testing began on two grid energy storage units for the Russian Federal Grid Company to be shipped in the next few weeks;
•
Completion of delivery of nine batteries to Hyundai Heavy Industries by Ener1’s transportation group to power all-electric transit buses in Seoul and securing of an order for ten additional systems to be delivered in the third quarter;

•
An increase in revenue by 12% and improved gross margin percentage of 22% over the same quarter last year by our small pack business, which provides lithium-ion battery solutions to companies like Motorola;

•	A new president, Chris Cowger, formerly vice president and general manager of AMD’s global consumer software and peripherals division.

“As the market for lithium-ion-based energy storage systems unfolds, Ener1 will continue to differentiate itself through its prismatic, high-energy product suite,” Gassenheimer said.  “We believe we have taken the right steps to position ourselves – including adopting the right strategy, management team, products and technology – to deliver value to our shareholders.”

The company will host a management conference call this afternoon at 5:00 p.m. ET to discuss the quarter’s results. A live webcast will be available on the company’s website at http://www.ener1.com/?q=content/ener1-events.  Alternatively, participants within the U.S. can dial 888.713.4217; participants from outside the U.S. can call 617.213.4869.  The participant access code is 82861405.

A replay of the webcast and transcript of the conference call will be available on the Ener1 investor information page at http://www.ener1.com/?q=content/ener1-investor-information. Alternatively, the audio replay of the conference call will be available until May 17, 2011.  To access the replay, dial 888.286.8010 from within the United States, or 617.801.6888 from outside the United States.  The access code is 46045665.

About Ener1, Inc.

Ener1, Inc. is a publicly traded (Nasdaq: HEV) energy technology company that develops compact, lithium-ion-powered battery solutions for the transportation, utility grid storage and industrial markets. Headquartered in New York City, the company has more than 700 employees with manufacturing locations in the United States and Korea. Ener1 also develops commercial fuel cell products, nanotechnology-based materials and manufacturing processes.

Safe Harbor Statement

Certain statements made in this press release constitute forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. All forward-looking statements speak only as of the date of this press release and the company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

# # #

ENER1, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2011	December 31, 2010

ASSETS
Current Assets
Cash and cash equivalents	$19,403	$60,310
Restricted cash	11,678	10,961
Accounts receivable, net	29,423	23,882
Grant proceeds receivable	936	2,038
Loans receivable	18,179	14,048
Inventories, net	27,344	23,612
Contracts in process	19,705	11,250
Prepaid expenses and other	10,719	1,328
Total current assets	137,387	147,429

Deferred financing costs, net	2,297	2,867
Property and equipment, net	125,626	123,503
Intangible assets, net	10,751	11,153
Investment in unconsolidated entity	-	58,625
Goodwill	52,807	51,845
Other	1,199	1,122
Total assets	$330,067	$396,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$34,360	$41,925
Deferred grant proceeds, current	690	552
Income taxes payable	179	337
Current portion of capital leases and other debt obligations	47,061	41,775
Total current liabilities	82,290	84,589

Deferred grant proceeds, less current	32,157	31,169
Derivative and financial instruments	25,054	15,453
Long-term debt	48,928	55,992
Other long-term liabilities	2,611	2,049
Deferred income tax liabilities	207	216
Total liabilities	191,247	189,468

Commitments and contingencies

Stockholders’ equity
Common stock	1,685	1,639
Paid in capital	622,365	607,745
Accumulated other comprehensive income	7,967	6,231
Accumulated deficit	(495,024)	(410,306)
Total Ener1, Inc. stockholders’ equity	136,993	205,309
Noncontrolling interests	1,827	1,767
Total stockholders’ equity	138,820	207,076
Total liabilities and stockholders’ equity	$330,067	$396,544

The above financial statements should be read in conjunction with the unaudited consolidated financial statements filed with our quarterly report on Form 10-Q.

ENER1, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2011	2010

Net sales	$23,084	$10,975
Cost of sales	17,619	9,828
Gross profit	5,465	1,147

Operating expenses:
General and administrative	8,014	5,229
Research and development, net	8,536	9,866
Grant proceeds recognized	(173)	(28)
Depreciation and amortization	1,565	1,349
Impairment loss	59,433	-
Total operating expenses	77,375	16,416

Loss from operations	(71,910)	(15,269)

Other income (expense)	(12,716)	(178)
Loss before income taxes	(84,626)	(15,447)
Income tax expense	82	16
Net loss	(84,708)	(15,463)
Net income (loss) attributable to noncontrolling interests	10	(126)
Net loss attributable to Ener1, Inc.	$(84,718)	$(15,337)

Net loss per share attributable to Ener1, Inc.:
Basic	$(0.51)	$(0.12)
Diluted	$(0.51)	$(0.13)

Weighted average shares outstanding
Basic	165,203	124,904
Diluted	165,203	124,968

The above financial statements should be read in conjunction with the unaudited consolidated financial statements filed with our quarterly report on Form 10-Q.